Page 1 of 6 pages


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of event reported:    June 22, 1999


                          DANIELSON HOLDING CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                            1-6732                    95-6021257
--------                            ------                    -----------
(State of Incorporation)            (Commission File          (IRS Employer
                                     Number)                Identification No.)



767 Third Avenue,          New York, New York          10017
---------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 888-0347

Item 5.  Other Events

          Danielson Reinsurance Corporation ("Danielson Re"), an indirect wholly owned subsidiary of Danielson Holding Corporation (the "Registrant"), is the grantor of the Mission Reinsurance Corporation Trust (the "Trust"). The Trust was one of several created in connection with the insolvency and reorganization of Mission Insurance Group, Inc. and its subsidiaries from which the Registrant emerged. In connection with the liquidation of the Trust by the Missouri Department of Insurance (the "Insurance Department"), a surplus existed from which the Insurance Department sought to pay interest to the claimants of the Trust. The Registrant challenged the Insurance Department's plan to pay interest in the Circuit Court of Jackson County, Missouri, which is overseeing the liquidation of the Trust, arguing that any surplus belonged to Danielson Re as the grantor of the Trust. The Circuit Court upheld the plan and the Registrant appealed that decision.

         On June 22, 1999, the Missouri Court of Appeals reversed the decision of the Circuit Court and remanded the matter to the Circuit Court, ruling that no interest can be paid to claimants of insolvent insurance companies under the Missouri Insurance Code. As a result of that decision, Danielson Re would be entitled to any surplus remaining in the Trust after payment of all claims and expenses of the Trust. Although it does not know the specific amount of the surplus currently in the Trust, the Registrant has reason to believe that the surplus currently approximates $14 million.

         The Registrant anticipates that the Insurance Department will appeal the decision of the Court of Appeals to the Missouri Supreme Court, where the decision could be reversed. In the event the decision is reversed and the Insurance Department is permitted to pay interest on claims, it is anticipated that there would be no surplus remaining in the Trust after payment of the interest. It therefore cannot be determined at this time when, or if, the Registrant would receive any proceeds from the Trust's surplus.

Item 7.  Financial Statements and Exhibits

A.       Exhibits

         The following exhibit is filed as part of this report.

99.1     Press Release dated July 2, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


July 2, 1999                        DANIELSON HOLDING CORPORATION





                                            By:      /s/ David M. Barse
                                            ---------------------------
                                                     David M. Barse
                                                     President

                                  EXHIBIT INDEX

EXHIBIT                                                       PAGE
-------                                                       -----
NUMBER                              DOCUMENT                  NUMBER
------                              --------                  -------


99.1                                Press Release dated          5
                                    July 1, 1999

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                                                      Contact:  David M. Barse
                                           President & Chief Operating Officer
                                                                  212/888-0347



               DANIELSON HOLDING CORPORATION ANNOUNCES POTENTIAL
               -------------------------------------------------
                      BENEFIT FROM MISSOURI COURT DECISION
                      ------------------------------------



New York City - July 2, 1999

                  Danielson Holding Corporation (DHC-AMEX) announced today that the Missouri Court of Appeals had reversed the Circuit Court of Jackson County Missouri's decision to award interest on claims under a plan of distribution of assets of the Mission Reinsurance Corporation Trust (the "Trust"). The effect of the decision of the Court of Appeals may result in the return to Danielson of the surplus existing in the Trust, which was one of the trusts that had been created in connection with the insolvency and reorganization of Mission
Insurance Group, Inc. and its subsidiaries from which Danielson emerged. Danielson Reinsurance Corporation ("Danielson Re"), an indirect wholly owned subsidiary of Danielson, is the grantor of the Trust. In connection with the liquidation of the Trust by the Missouri Department of Insurance (the "Insurance Department"), a surplus existed from which the Insurance Department sought to pay interest to the claimants of the Trust. Danielson challenged the Insurance Department's plan to pay interest in the Circuit Court overseeing the liquidation of the Trust, arguing that any surplus belonged to Danielson Re as the grantor of the Trust. The Circuit Court upheld the plan and Danielson appealed that decision.

         On June 22, 1999, the Missouri Court of Appeals reversed the decision of the Circuit Court and remanded the matter to the Circuit Court, ruling that no interest can be paid to claimants of insolvent insurance companies under the Missouri Insurance Code. As a result of that decision, Danielson Re would be entitled to any surplus remaining in the Trust after payment of all claims and expenses of the Trust. Although it does not know the specific amount of the surplus currently in the Trust, Danielson has reason to believe that the surplus currently approximates $14 million.

         Danielson anticipates that the Insurance Department will appeal the decision of the Court of Appeals to the Missouri Supreme Court, where the decision could be reversed. In the event the decision is reversed and the Insurance Department is permitted to pay interest on claims, it is anticipated that there would be no surplus remaining in the Trust after payment of the interest. It therefore cannot be determined at this time when, or if, Danielson would receive any proceeds from the Trust's surplus. In accordance with generally accepted accounting principals, Danielson has not reflected any prospect of receiving funds from this matter as an asset on its balance sheet or as income.

                  Danielson Holding Corporation is an American Stock Exchange listed company, engaging in financial services.
                                                                  ***